Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Centers, Inc. Issues Second Quarter Results

•	Net Income and Earnings Per Share Up

•	Comparable Center Net Operating Income (NOI) Up 6.2 Percent

•	Funds from Operations and Adjusted Funds from Operations Per Share Up

•	Average Rent Per Square Foot Up 5.4 Percent

•	Trailing 12-Month Releasing Spreads 24.2 Percent

BLOOMFIELD HILLS, Mich., July 28, 2016 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the second quarter of 2016.

	June 30, 2016 Three Months Ended	June 30, 2015 Three Months Ended	June 30, 2016 Six Months Ended	June 30, 2015 Six Months Ended
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.57 54.1%	$0.37	$0.98 16.7%	$0.84
Funds from Operations (FFO) per diluted common share Growth rate	$1.04 36.8%	$0.76	$1.88 19.7%	$1.57
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.79 (1) 3.9%	$0.76	$1.63 (1) 3.8%	$1.57
(1)
Adjusted FFO for the three and six months ended June 30, 2016 excludes a one-time $21.7 million payment the company received in the second quarter due to the termination of the company’s leasing services agreement at The Shops at Crystals (Las Vegas, Nev.).

“We had a solid quarter,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “FFO was consistent with our expectations despite a two cent legal charge.

Our NOI growth was strong. Driven by increased rents, recoveries, and occupancy, we produced our best quarter of growth in nearly four years. We also posted impressive releasing spreads that for the eighth consecutive quarter were greater than 20 percent.”

Operating Statistics

Diluted net income attributable to common shareowners was up 49.1 percent for the quarter, bringing year-to-date growth to 12.1 percent. Comparable center NOI, excluding lease cancellation income, was up 6.2 percent for the quarter, bringing year-to-date growth to 6 percent.

Average rent per square foot for the quarter was $62.61, up 5.4 percent from $59.41 in the comparable period last year. Year-to-date, average rent per square foot was up 4 percent.

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Trailing 12-month releasing spreads per square foot for the period ended June 30, 2016 were a robust 24.2 percent.

Ending occupancy in comparable centers was 93.8 percent on June 30, 2016, up 0.8 percent from June 30, 2015. Leased space in comparable centers was 96.2 percent on June 30, 2016, down 0.8 percent from June 30, 2015.

Comparable center mall tenant sales per square foot decreased 0.7 percent from the second quarter of 2015. This brings the company's 12-month trailing mall tenant sales per square foot to $789, a decrease of 1 percent from the 12-months ended June 30, 2015. Year-to-date, mall tenant sales per square foot were down 1.8 percent.

“Most of our centers reported sales increases during the quarter,” said Mr. Taubman. “Unfortunately, softness in our South Florida centers continued.”

Ownership in CityOn.Zhengzhou Increased; Planned Opening Date Changed

In July, Taubman and Wangfujing Group Co. acquired Maple Real Estate’s (the land developer) 35 percent interest in CityOn.Zhengzhou. As a result, Taubman and Wangfujing now own 49 percent and 51 percent of the center, respectively. The company expects its share of the additional investment to be approximately $60 million. “We have made tremendous progress in leasing and construction. We are confident in the future success of the center and are pleased to have the opportunity at this time to increase our ownership,” said Rene Tremblay, president of Taubman Asia.

The opening of the center is now expected to occur in March 2017. The completion of a new main power station being built by the government, which is required for the center’s opening, has been delayed. The change in opening date will not impact the company's anticipated $175 million share of total project cost or after-tax stabilized return of 6 to 6.5 percent.

Financing Activity

In May, Cherry Creek Shopping Center (Denver, Colo.), the company’s 50 percent owned joint venture, completed a $550 million, 12-year, non-recourse refinancing. The loan is interest only during the entire term at a fixed all-in rate of 3.87 percent. Proceeds were used to pay off the previous $280 million, 5.24 percent loan. The company’s share of excess proceeds, net of fees, of approximately $135 million was used to pay down the company’s lines of credit.

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2016 Guidance

The company is updating its guidance for 2016. 2016 EPS is now expected to be in the range of $1.73 to $1.93 per diluted common share, revised from the previous range of $1.85 to $2.10. 2016 FFO is now expected to be in the range of $3.75 to $3.90 per diluted common share, revised from the previous range of $3.75 to $3.95. 2016 Adjusted FFO, which excludes the one-time $21.7 million payment the company received in the second quarter due to the termination of the company’s leasing services agreement at The Shops at Crystals, is now expected to be in the range of $3.50 to $3.65 per diluted common share, revised from the previous range of $3.50 to $3.70.

The changes in the company’s guidance are primarily due to lower lease cancellation income, which the company now expects its beneficial share to be about $3 million, down from the previous estimate of about $6 million. In addition, the company incurred an unanticipated two cent legal charge in the second quarter.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense and Nonoperating Income, Net

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopments

•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 10:00 a.m. EDT on Friday, July 29 to discuss its results, business conditions and the company’s outlook for the remainder of 2016. The conference call will be simulcast at www.taubman.com.  An online replay will be available shortly after the call and will continue for approximately 90 days.

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About Taubman

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 24 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing three properties in the U.S. and Asia totaling 3.1 million square feet. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended June 30, 2016 and 2015
(in thousands of dollars, except as indicated)
	Three Months Ended		Year to Date
	2016	2015	2016	2015
Net income	57,744	42,333	102,073	93,333
Noncontrolling share of income of consolidated joint ventures	(1,630)	(2,672)	(4,151)	(5,263)
Noncontrolling share of income of TRG	(15,087)	(10,153)	(25,986)	(22,664)
Distributions to participating securities of TRG	(524)	(493)	(1,036)	(985)
Preferred stock dividends	(5,785)	(5,785)	(11,569)	(11,569)
Net income attributable to Taubman Centers, Inc. common shareowners	34,718	23,230	59,331	52,852
Net income per common share - basic	0.58	0.38	0.98	0.85
Net income per common share - diluted	0.57	0.37	0.98	0.84
Beneficial interest in EBITDA - Combined (1)	127,895	99,134	236,371	202,640
Adjusted Beneficial interest in EBITDA - Combined (1)	106,193	99,134	214,669	202,640
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	89,816	67,596	162,840	140,512
Funds from Operations attributable to TCO's common shareowners (1)	63,464	47,939	115,061	99,909
Funds from Operations per common share - basic (1)	1.05	0.78	1.91	1.60
Funds from Operations per common share - diluted (1)	1.04	0.76	1.88	1.57
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	68,114	67,596	141,138	140,512
Adjusted Funds from Operations attributable to TCO's common shareowners (1)	48,129	47,939	99,726	99,909
Adjusted Funds from Operations per common share - basic (1)	0.80	0.78	1.65	1.60
Adjusted Funds from Operations per common share - diluted (1)	0.79	0.76	1.63	1.57
Weighted average number of common shares outstanding - basic	60,353,080	61,606,563	60,314,042	62,319,211
Weighted average number of common shares outstanding - diluted	60,701,702	62,386,042	60,746,351	63,156,702
Common shares outstanding at end of period	60,390,149	60,886,865
Weighted average units - Operating Partnership - basic	85,413,911	86,669,952	85,375,537	87,402,848
Weighted average units - Operating Partnership - diluted	86,633,794	88,320,693	86,679,108	89,111,601
Units outstanding at end of period - Operating Partnership	85,449,499	85,950,254
Ownership percentage of the Operating Partnership at end of period	70.7%	70.8%
Number of owned shopping centers at end of period	21	19

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	6.2%	2.5%	6.0%	3.1%
Net Operating Income including lease cancellation income - growth % (1)(2)	6.2%	-0.4%	5.2%	2.4%
Average rent per square foot - Consolidated Businesses (2)	66.00	61.27	64.73	60.86
Average rent per square foot - Unconsolidated Joint Ventures (2)	58.95	57.38	58.36	57.58
Average rent per square foot - Combined (2)	62.61	59.41	61.68	59.30
Average rent per square foot growth (2)	5.4%		4.0%
Ending occupancy - all centers	92.5%	90.6%	92.5%	90.6%
Ending occupancy - comparable (2)	93.8%	93.0%	93.8%	93.0%
Leased space - all centers	95.6%	95.7%	95.6%	95.7%
Leased space - comparable (2)	96.2%	97.0%	96.2%	97.0%
Mall tenant sales - all centers (3)	1,293,120	1,203,516	2,495,388	2,379,273
Mall tenant sales - comparable (2)(3)	1,123,375	1,117,744	2,219,858	2,218,319

	12-Months Trailing
	2016	2015
Operating Statistics:
Mall tenant sales - all centers (3)	5,294,103	5,102,054
Mall tenant sales - comparable (2)(3)	4,604,678	4,616,742
Sales per square foot (2)(3)	789	797
All centers (3):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.6%	14.1%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.1%	13.2%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.4%	13.7%
Comparable centers (2)(3):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.1%	13.6%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.3%	13.3%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.2%	13.5%

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(1)
Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes beneficial interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and six month periods ended June 30, 2016, FFO and EBITDA were adjusted to exclude the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement at The Shops at Crystals (Crystals) due to a change in ownership of the center.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(2)
Statistics exclude non-comparable centers for all periods presented. The June 30, 2015 statistics have been restated to include comparable centers to 2016. The Mall at University Town Center has been excluded from comparable 12-month trailing statistics reported for 2016 and 2015 as the center was not open for the entire 12 months ended June 30, 2015. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

(3)	Based on reports of sales furnished by mall tenants.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended June 30, 2016 and 2015
(in thousands of dollars)
	2016		2015
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	82,694	66,452	76,869	52,865
Percentage rents	924	1,188	1,077	1,203
Expense recoveries	47,380	38,340	46,020	31,694
Management, leasing, and development services (2)	23,196		3,341
Other	4,696	2,668	4,666	2,112
Total revenues	158,890	108,648	131,973	87,874

EXPENSES:
Maintenance, taxes, utilities, and promotion	35,917	31,429	35,107	22,772
Other operating (3)	20,482	5,424	14,680	4,647
Management, leasing, and development services	894		1,411
General and administrative	11,693		12,055
Interest expense	20,588	24,965	14,781	21,056
Depreciation and amortization	29,716	20,612	26,378	14,370
Total expenses	119,290	82,430	104,412	62,845

Nonoperating income, net	2,676	860	1,456	(3)
	42,276	27,078	29,017	25,026
Income tax expense	(442)		(688)
Equity in income of Unconsolidated Joint Ventures	15,910		14,004

Net income	57,744		42,333
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,630)		(2,672)
Noncontrolling share of income of TRG	(15,087)		(10,153)
Distributions to participating securities of TRG	(524)		(493)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	34,718		23,230

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	92,580	72,655	70,176	60,452
EBITDA - outside partners' share	(5,471)	(31,869)	(4,953)	(26,541)
Beneficial interest in EBITDA	87,109	40,786	65,223	33,911
Beneficial interest expense	(18,022)	(13,207)	(13,047)	(11,405)
Beneficial income tax expense - TRG and TCO	(434)		(688)
Beneficial income tax expense - TCO			109
Non-real estate depreciation	(631)		(722)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	62,237	27,579	45,090	22,506

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	440	707	(116)	496
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	56		87
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	155		305
Waterside Shops purchase accounting adjustments - interest expense reduction		525		262

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)	Amount includes the $21.7 million lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at Crystals due to a change in ownership in the center.
(3)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in both the Other Operating Expenses for the Company’s Consolidated Businesses and the Unconsolidated Joint Ventures, are now recognized entirely in the Other Operating Expenses for the Company's Consolidated Businesses in 2016. The comparative amount of Other Operating Expenses allocated to Unconsolidated Joint Ventures was $0.8 million for the three months ended June 30, 2015.

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TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Six Months Ended June 30, 2016 and 2015
(in thousands of dollars)
	2016		2015
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	164,671	124,015	151,436	105,574
Percentage rents	3,696	3,220	4,007	3,450
Expense recoveries	95,140	72,712	89,932	63,251
Management, leasing, and development services (2)	24,924		6,298
Other	9,914	5,464	9,289	7,513
Total revenues	298,345	205,411	260,962	179,788

EXPENSES:
Maintenance, taxes, utilities, and promotion	70,855	54,785	66,740	44,271
Other operating (3)	39,190	8,828	27,898	10,077
Management, leasing, and development services	1,766		2,541
General and administrative	23,073		23,980
Interest expense	39,716	46,298	28,306	42,022
Depreciation and amortization	59,462	36,618	50,419	27,869
Total expenses	234,062	146,529	199,884	124,239

Nonoperating income, net	4,146	1,106	2,702	5
	68,429	59,988	63,780	55,554
Income tax expense	(744)		(1,526)
Equity in income of Unconsolidated Joint Ventures	34,388		31,079

Net income	102,073		93,333
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(4,151)		(5,263)
Noncontrolling share of income of TRG	(25,986)		(22,664)
Distributions to participating securities of TRG	(1,036)		(985)
Preferred stock dividends	(11,569)		(11,569)
Net income attributable to Taubman Centers, Inc. common shareowners	59,331		52,852

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	167,607	142,904	142,505	125,445
EBITDA - outside partners' share	(11,363)	(62,777)	(10,282)	(55,028)
Beneficial interest in EBITDA	156,244	80,127	132,223	70,417
Beneficial interest expense	(35,198)	(24,735)	(24,918)	(22,768)
Beneficial income tax expense - TRG and TCO	(736)		(1,526)
Beneficial income tax expense (benefit) - TCO	(19)		288
Non-real estate depreciation	(1,274)		(1,635)
Preferred dividends and distributions	(11,569)		(11,569)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	107,448	55,392	92,863	47,649

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	453	1,164	(373)	889
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	116		180
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	440		611
Waterside Shops purchase accounting adjustments - interest expense reduction		788		525

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)	Amount includes the $21.7 million lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at Crystals due to a change in ownership in the center.
(3)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in both the Other Operating Expenses for the Company’s Consolidated Businesses and the Unconsolidated Joint Ventures, are now recognized entirely in the Other Operating Expenses for the Company's Consolidated Businesses in 2016. The comparative amount of Other Operating Expenses allocated to Unconsolidated Joint Ventures was $2.5 million for the six months ended June 30, 2015.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds From Operations
For the Three Months Ended June 30, 2016 and 2015
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2016			2015
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	34,718	60,353,080	0.58	23,230	61,606,563	0.38

Add impact of share-based compensation	61	348,622		91	779,479

Net income attributable to TCO common shareowners - diluted	34,779	60,701,702	0.57	23,321	62,386,042	0.37

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add TCO's additional income tax expense				109		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	36,396	60,701,702	0.60	25,047	62,386,042	0.40

Add noncontrolling share of income of TRG	15,087	25,060,830		10,153	25,063,389
Add distributions to participating securities of TRG	524	871,262		493	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	52,007	86,633,794	0.60	35,693	88,320,693	0.40

Add (less) depreciation and amortization:
Consolidated businesses at 100%	29,716		0.34	26,378		0.30
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,267)		(0.01)	(547)		(0.01)
Share of Unconsolidated Joint Ventures	11,669		0.13	8,502		0.10
Non-real estate depreciation	(631)		(0.01)	(722)		(0.01)

Less impact of share-based compensation	(61)		(0.00)	(91)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	89,816	86,633,794	1.04	67,596	88,320,693	0.77

TCO's average ownership percentage of TRG - basic (1)	70.7%			71.1%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (1)	63,464		1.04	48,048		0.77

Less TCO's additional income tax expense				(109)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	63,464		1.04	47,939		0.76

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	89,816	86,633,794	1.04	67,596	88,320,693	0.77

Crystals lump sum payment received for termination of leasing agreement	(21,702)		(0.25)

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	68,114	86,633,794	0.79	67,596	88,320,693	0.77

TCO's average ownership percentage of TRG - basic (2)	70.7%			71.1%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (2)	48,129		0.79	48,048		0.77

Less TCO's additional income tax expense				(109)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	48,129		0.79	47,939		0.76

(1)
For the three months ended June 30, 2016, Funds from Operations attributable to TCO's common shareowners was $62,570 using TCO's diluted average ownership percentage of TRG of 69.7%. For the three months ended June 30, 2015, Funds from Operations attributable to TCO's common shareowners was $47,041 using TCO's diluted average ownership percentage of TRG of 69.8%.

(2)
For the three months ended June 30, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $47,451 using TCO's diluted average ownership percentage of TRG of 69.7%. For the three months ended June 30, 2015, Adjusted Funds from Operations attributable to TCO's common shareowners was $47,041 using TCO's diluted average ownership percentage of TRG of 69.8%.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Six Months Ended June 30, 2016 and 2015
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2016			2015
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	59,331	60,314,042	0.98	52,852	62,319,211	0.85

Add impact of share-based compensation	129	432,309		196	837,491

Net income attributable to TCO common shareowners - diluted	59,460	60,746,351	0.98	53,048	63,156,702	0.84

Add depreciation of TCO's additional basis	3,234		0.05	3,234		0.05
Add (less) TCO's additional income tax expense (benefit)	(19)		(0.00)	288		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense (benefit)	62,675	60,746,351	1.03	56,570	63,156,702	0.90

Add noncontrolling share of income of TRG	25,986	25,061,495		22,664	25,083,637
Add distributions to participating securities of TRG	1,036	871,262		985	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	89,697	86,679,108	1.03	80,219	89,111,601	0.90

Add (less) depreciation and amortization:
Consolidated businesses at 100%	59,462		0.69	50,419		0.57
Depreciation of TCO's additional basis	(3,234)		(0.04)	(3,234)		(0.04)
Noncontrolling partners in consolidated joint ventures	(2,686)		(0.03)	(1,631)		(0.02)
Share of Unconsolidated Joint Ventures	21,004		0.24	16,570		0.19
Non-real estate depreciation	(1,274)		(0.01)	(1,635)		(0.02)

Less impact of share-based compensation	(129)		(0.00)	(196)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	162,840	86,679,108	1.88	140,512	89,111,601	1.58

TCO's average ownership percentage of TRG - basic (1)	70.6%			71.3%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (1)	115,042		1.88	100,197		1.58

Add (less) TCO's additional income tax benefit (expense)	19		0.00	(288)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	115,061		1.88	99,909		1.57

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	162,840	86,679,108	1.88	140,512	89,111,601	1.58

Crystals lump sum payment received for termination of leasing agreement	(21,702)		(0.25)

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	141,138	86,679,108	1.63	140,512	89,111,601	1.58

TCO's average ownership percentage of TRG - basic (2)	70.6%			71.3%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (2)	99,707		1.63	100,197		1.58

Add (less) TCO's additional income tax benefit (expense)	19		0.00	(288)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	99,726		1.63	99,909		1.57

(1)
For the six months ended June 30, 2016, Funds from Operations attributable to TCO's common shareowners was $113,342 using TCO's diluted average ownership percentage of TRG of 69.6%. For the six months ended June 30, 2015, Funds from Operations attributable to TCO's common shareowners was $97,986 using TCO's diluted average ownership percentage of TRG of 69.9%.

(2)
For the six months ended June 30, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $98,223 using TCO's diluted average ownership percentage of TRG of 69.6%. For the six months ended June 30, 2015, Adjusted Funds from Operations attributable to TCO's common shareowners was $97,986 using TCO's diluted average ownership percentage of TRG of 69.9%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended June 30, 2016 and 2015
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2016	2015	2016	2015
Net income	57,744	42,333	102,073	93,333

Add (less) depreciation and amortization:
Consolidated businesses at 100%	29,716	26,378	59,462	50,419
Noncontrolling partners in consolidated joint ventures	(1,267)	(547)	(2,686)	(1,631)
Share of Unconsolidated Joint Ventures	11,669	8,502	21,004	16,570

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	20,588	14,781	39,716	28,306
Noncontrolling partners in consolidated joint ventures	(2,566)	(1,734)	(4,518)	(3,388)
Share of Unconsolidated Joint Ventures	13,207	11,405	24,735	22,768
Share of income tax expense	434	688	736	1,526

Less noncontrolling share of income of consolidated joint ventures	(1,630)	(2,672)	(4,151)	(5,263)

Beneficial interest in EBITDA	127,895	99,134	236,371	202,640

TCO's average ownership percentage of TRG - basic	70.7%	71.1%	70.6%	71.3%

Beneficial interest in EBITDA attributable to TCO	90,368	70,466	166,986	144,493

Beneficial interest in EBITDA	127,895	99,134	236,371	202,640

Less:
Crystals lump sum payment received for termination of leasing agreement	(21,702)		(21,702)

Adjusted Beneficial interest in EBITDA	106,193	99,134	214,669	202,640

TCO's average ownership percentage of TRG - basic	70.7%	71.1%	70.6%	71.3%

Adjusted Beneficial interest in EBITDA attributable to TCO	75,035	70,466	151,653	144,493

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended June 30, 2016, 2015, and 2014
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year to Date				Year to Date
	2016		2015		2015		2014		2016		2015		2015		2014
Net income	57,744		42,333		42,333		39,054		102,073		93,333		93,333		565,211

Add (less) depreciation and amortization:
Consolidated businesses at 100%	29,716		26,378		26,378		36,850		59,462		50,419		50,419		71,968
Noncontrolling partners in consolidated joint ventures	(1,267)		(547)		(547)		(1,593)		(2,686)		(1,631)		(1,631)		(2,754)
Share of Unconsolidated Joint Ventures	11,669		8,502		8,502		6,854		21,004		16,570		16,570		14,032

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	20,588		14,781		14,781		25,434		39,716		28,306		28,306		51,564
Noncontrolling partners in consolidated joint ventures	(2,566)		(1,734)		(1,734)		(2,086)		(4,518)		(3,388)		(3,388)		(4,150)
Share of Unconsolidated Joint Ventures	13,207		11,405		11,405		9,955		24,735		22,768		22,768		19,799
Share of income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay							(473)								9,733
Share of other income tax expense	434		688		688		311		736		1,526		1,526		1,010

Less noncontrolling share of income of consolidated joint ventures	(1,630)		(2,672)		(2,672)		(2,252)		(4,151)		(5,263)		(5,263)		(5,370)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	5,471		4,953		4,953		5,931		11,363		10,282		10,282		12,274
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	31,869		26,541		26,541		24,319		62,777		55,028		55,028		47,526

EBITDA at 100%	165,235		130,628		130,628		142,304		310,511		267,950		267,950		780,843

Add (less) items excluded from shopping center NOI:
General and administrative expenses	11,693		12,055		12,055		11,587		23,073		23,980		23,980		23,124
Management, leasing, and development services, net	(22,302)	(1)	(1,930)		(1,930)		(1,269)		(23,158)	(1)	(3,757)		(3,757)		(2,489)
Straight-line of rents	(2,024)		(1,378)		(1,378)		(1,243)		(3,138)		(2,098)		(2,098)		(2,287)
Gain on dispositions															(486,620)
Disposition costs related to the Starwood sale							441								441
Discontinuation of hedge accounting - MacArthur Center							5,678								5,678
Gain on sale of peripheral land									(403)
Dividend income	(944)		(885)		(885)		(612)		(1,888)		(1,711)		(1,711)		(836)
Interest income	(1,760)		(553)		(553)		(181)		(2,272)		(1,219)		(1,219)		(308)
Other nonoperating expense (income)	(832)		(15)		(15)				(689)		223		223		(754)
Unallocated operating expenses and other	12,148		8,505	(2)	5,961		5,211		22,176		17,063		10,309		8,959

NOI - all centers at 100%	161,214		146,427		143,883		161,916		324,212		300,431		293,677		325,751

Less - NOI of non-comparable centers	(16,371)	(3)	(10,026)	(4)	(5,997)	(5)	(23,505)	(6)	(30,252)	(3)	(20,955)	(4)	(11,152)	(5)	(49,976)	(7)

NOI at 100% - comparable centers	144,843		136,401		137,886		138,411		293,960		279,476		282,525		275,775

NOI - growth %	6.2%				-0.4%				5.2%				2.4%

NOI at 100% - comparable centers	144,843		136,401		137,886		138,411		293,960		279,476		282,525		275,775

Lease cancellation income	(251)		(310)		(321)		(4,146)		(2,226)		(4,255)		(4,403)		(5,999)

NOI at 100% - comparable centers excluding lease cancellation income	144,592		136,091		137,565		134,265		291,734		275,221		278,122		269,776

NOI at 100% excluding lease cancellation income - growth %	6.2%				2.5%				6.0%				3.1%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement for Crystals due to a change in ownership of the center.

(2)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in other operating expenses of the centers, are now recognized in unallocated operating expenses. For the three and six month periods ended June 30, 2015, the comparative amount of other operating expenses allocated to the centers was $2.5 million and $6.8 million, respectively at 100%.

(3)	Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, and The Mall of San Juan.
(4)	Includes Beverly Center and The Mall of San Juan.
(5)	Includes The Mall of San Juan and The Mall at University Town Center.
(6)	Includes the portfolio of centers sold to Starwood and an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.
(7)
Includes the portfolio of centers sold to Starwood and Arizona Mills for the approximately one-month period prior to its disposition. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of June 30, 2016 and December 31, 2015
(in thousands of dollars)
	As of
	June 30, 2016	December 31, 2015
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,880,067	3,713,215
Accumulated depreciation and amortization	(1,102,503)	(1,052,027)
	2,777,564	2,661,188
Investment in Unconsolidated Joint Ventures	585,273	433,911
Cash and cash equivalents	83,928	206,635
Restricted cash	987	6,447
Accounts and notes receivable, net	45,835	54,547
Accounts receivable from related parties	1,938	2,478
Deferred charges and other assets (1)	291,293	181,304
	3,786,818	3,546,510
Liabilities:
Notes payable, net (1)	3,039,120	2,627,088
Accounts payable and accrued liabilities	315,701	334,525
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	468,508	464,086
	3,823,329	3,425,699

Redeemable noncontrolling interest	8,160

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	604	602
Additional paid-in capital	650,306	652,146
Accumulated other comprehensive income (loss)	(34,896)	(27,220)
Dividends in excess of net income	(525,601)	(512,746)
	90,438	112,807
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(157,418)	(23,569)
Noncontrolling interests in partnership equity of TRG	22,309	31,573
	(135,109)	8,004
	(44,671)	120,811
	3,786,818	3,546,510

(1)
The December 31, 2015 balance has been restated in connection with the Company's adoption of Accounting Standards Update (ASU) No. 2015-03 "Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs" which changed the presentation of debt issuance costs on the Consolidated Balance Sheet. In connection with the adoption of ASU No. 2015-03 on January 1, 2016, the Company retrospectively reclassified the December 31, 2015 Consolidated Balance Sheet to move $16.9 million of debt issuance costs out of Deferred Charges and Other Assets and into Notes Payable, Net as a direct deduction of the related debt liabilities.

Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	2,556,015	1,628,492
Accumulated depreciation and amortization	(618,829)	(589,145)
	1,937,186	1,039,347
Cash and cash equivalents	32,626	36,047
Accounts and notes receivable, net	52,617	42,361
Deferred charges and other assets (2)	34,710	32,660
	2,057,139	1,150,415
Liabilities:
Notes payable, net (2)(3)	2,303,763	1,994,298
Accounts payable and other liabilities	272,342	70,539
	2,576,105	2,064,837
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(303,749)	(507,282)
Accumulated deficiency in assets - Joint Venture Partners	(194,185)	(397,196)
Accumulated other comprehensive loss - TRG	(10,524)	(4,974)
Accumulated other comprehensive loss - Joint Venture Partners	(10,508)	(4,970)
	(518,966)	(914,422)
	2,057,139	1,150,415

(1)
Unconsolidated Joint Venture amounts exclude the balances of CityOn.Zhengzhou and Starfield Hanam, which were under construction as of June 30, 2016 and December 31, 2015. In addition, the balances as of December 31, 2015 exclude the balances of CityOn.Xi'an, which was still under construction as of December 31, 2015.

(2)	The December 31, 2015 balance has been adjusted in connection with the Company's adoption of ASU No. 2015-03 "Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs."
(3)
The balances presented exclude centers under construction, therefore the Notes Payable, Net amounts exclude the construction financings outstanding for Starfield Hanam of $151.8 million ($52.1 million at TRG's share) and $52.9 million ($18.1 million at TRG's share) as of June 30, 2016 and December 31, 2015, respectively, and CityOn.Zhengzhou of $43.7 million ($13.9 million at TRG's share) and $44.7 million ($14.2 million at TRG's share) as of June 30, 2016 and December 31, 2015, respectively, and the related debt issuance costs.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2016

Adjusted Funds from Operations per common share	3.50	3.65

Crystals lump sum fee for termination of leasing agreement	0.25	0.25

Funds from Operations per common share	3.75	3.90

Real estate depreciation - TRG	(1.90)	(1.84)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.73	1.93